Exhibit 10.a

CDI CORP.

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 11th day of August, 2005 between CDI Corp., a Pennsylvania corporation (the “Company”), and Roger Ballou (“Executive”).

BACKGROUND

Executive has been employed by the Company since October 1, 2001 pursuant to the terms of an Employment Agreement between Executive and the Company of that date (the “2001 Employment Agreement”). The 2001 Employment Agreement expires, by its terms, at the close of business on September 30, 2005.

The Company desires to continue the Executive’s employment without interruption, and the Executive is willing to be so employed by the Company, upon the terms and subject to the conditions hereinafter set forth, with the understanding that:

(a) to the extent that the Company and the Executive have obligations to each other under the 2001 Employment Agreement that by the terms of that agreement survive the expiration of that agreement, those obligations shall remain in effect except to the extent specifically modified by this Agreement; and

(b) for all relevant purposes other than calculating any severance pay to which the Executive may become entitled under Section 7(e) hereof, in which case this Agreement will govern, Executive’s compensation and benefits through September 30, 2005 shall be governed by the terms of the 2001 Employment Agreement, and any related Restricted Stock or Stock Option Agreements.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

TERMS

SECTION 1. Employment.

The Company hereby employs Executive, and Executive hereby accepts such employment and agrees to serve as the Company’s President and Chief Executive Officer, and to render services to the Company and its subsidiaries, divisions and affiliates, during the Employment Period set forth in Section 3, subject to the terms and conditions hereinafter set forth.

SECTION 2. Management & Board Duties.

As President and Chief Executive Officer of the Company during the Employment Period, Executive shall carry out such duties as are customarily associated with the position of president and chief executive officer, which duties shall however in all cases be subject to policies set by, and at the direction and control of, the Company’s Board of Directors (the “Board of Directors”). The Company shall use its best efforts to have Executive nominated and elected to the Board of Directors during the Employment Period. During the Employment Period, Executive shall be afforded the full protection of the indemnifications generally available to officers and directors under the Company’s by-laws.

SECTION 3. Term.

The term of Executive’s employment under this Agreement (the “Employment Period”) shall commence as of the date of this Agreement, as a continuation of his service under the 2001 Agreement, and, unless sooner terminated pursuant to Section 7 of this Agreement, shall continue through September 30, 2008. This Agreement survives any termination of the Employment Period.

SECTION 4. Extent of Services.

During the Employment Period, Executive shall devote his full time and attention and give his best efforts, skills and abilities exclusively to the management and operations of the Company and its business and the business of its subsidiaries, divisions and affiliates. Executive shall perform his services hereunder at the Company’s offices in Philadelphia, Pennsylvania and at such other places as are required for the effective management of the Company and its business and the business of its subsidiaries, divisions and affiliates. During the Employment Period, Executive shall, if elected or appointed, serve as a director of the Company and as an executive officer and/or director of any subsidiary, division or affiliate of the Company and shall hold, without any compensation other than that provided for in this Agreement, the offices in, and directorships of, the Company and any such subsidiary, division or affiliate to which Executive may, at any time or from time to time, be elected or appointed. [It is understood and agreed that, as of the date of this Agreement, Executive is a member of the Board of Directors of one company unrelated to the Company, and that Executive shall be free to devote up to 7 days per year to participation in the meetings and other activities of that Board. Executive agrees to use his best efforts to schedule such participation so as to minimize any disruption of his duties for the Company.]

SECTION 5. Compensation and Benefits.

(a) Base Salary. During the Employment Period, Executive shall receive as compensation for his services a salary at the rate of :

(i) for the period October 1, 2005 through September 30, 2006, Six hundred five thousand dollars ($605,000);

(ii) for the period October 1, 2006 through September 30, 2007, Six hundred twenty five thousand dollars ($625,000); and

(iii) for the period October 1, 2007 through September 30, 2008, Six hundred eighty seven thousand five hundred dollars ($687,500).

per annum payable in equal installments at such intervals as the Company pays its senior executive officers generally (the “Base Salary”).

(b) Long Term Incentive Compensation. Provided that Executive remains employed under the terms of this Agreement on each relevant date, Executive shall be entitled to the following equity based long term incentive compensation:

(i) 2006 Stock Options. Options to acquire up to 50,000 shares of the Company’s common stock may be granted to Executive, in 2006, depending upon Executive’s and the Company’s attainment of the incentive targets described below. Of those potential options:

(A) Options to acquire 10,000 shares of the Company’s common stock shall be granted to Executive if the Company’s earnings per common share, as reported in the Company’s 2005 audited financial statements is at least $0.90;

(B) Options to acquire an additional 10,000 shares of the Company’s common stock shall be granted to Executive if the Company’s earnings per common share, as reported in the Company’s 2005 audited financial statements is at least $1.01;

(C) Options to acquire an additional 10,000 shares of the Company’s common stock shall be granted to Executive if the Company’s earnings per common share, as reported in the Company’s 2005 audited financial statements is at least $1.06;

(D) Options to acquire up to an additional 7,000 shares of the Company’s common stock shall be granted to the Executive depending upon the degree to which the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) determines that Executive has attained the goals established by the Company, and approved by the Audit Committee of the Company’s Board of Directors, with respect to strengthening the Company’s finance and accounting functions and organization;

(E) Options to acquire up to an additional 7,000 shares of the Company’s common stock shall be granted to the Executive depending upon the degree to which the Compensation Committee determines that Executive has attained the goals to be established by the Company, and approved by the Finance Committee of the Company’s Board of Directors, with respect to the Company’s Information Technology Business Plan; and

(F) Options to acquire up to an additional 6,000 shares of the Company’s common stock shall be granted to the Executive depending upon the degree to which the Compensation Committee determines that Executive has attained the goals established by the Company, and approved by the Governance Committee of the Company’s Board of Directors, with respect to strengthening the Company’s overall organization.

(G) Vesting. One-third of any options granted under this subsection (b)(i) shall vest on September 30, 2006; an additional one-third shall vest on September 30, 2007 and the final one-third will vest on September 30, 2008, provided that Executive is employed by the Company on each such date.

(H) Determination of Attainment of Goals. Whether the goals for 2005 established in connection with potential option grants under Sections 5.(b)(i)(D), (E) and (F) above have been attained will be determined by the Compensation Committee no later than the last day of the calendar month immediately preceding the expected date of the Company’s receipt of the signed report and opinion of the Company’s outside auditors regarding the Company’s 2005 financial statements. Under normal circumstances that date will be January 31, 2006.

(I) Term of Options. Options granted under this Section 5.(b)(i) shall be granted for a term that begins on the Date of Grant and extends, assuming that no earlier forfeiture condition applies, through December 31, 2010.

(J) Option Price and Date of Grant. Options awarded pursuant to this Section 5.(b)(i) will be granted, pursuant to the terms of the CDI Corp. 2004 Omnibus Stock Plan (the “2004 Omnibus Plan”) and a Non-Qualified Stock Option Agreement substantially in the form attached as Exhibit A hereto, within 10 days following the Company’s receipt of the signed report and opinion of the Company’s outside auditors regarding the Company’s 2005 financial statements, at an option price that is the average trading price of the Company’s common stock on the New York Stock Exchange on the date of the award or, if that date is not a trading day, the first trading day occurring after the date of the award.

(K) Unearned Options. Any options to be granted under this Section 5.(b)(i)(A), (B) and (C) that are subject to unattained earnings per share targets for 2005 shall be forfeited; provided that, if the Company’s earnings per share for 2005, as reported in the Company’s 2005 audited financial statements are at least $0.95 per share, Options to acquire 10,000 shares of the Company’s common stock shall remain subject to potential grant, provided that the financial and other agreed performance targets for 2006 are attained. Any options to be granted under Section 5.(b)(i)(D), (E) and (F) that are subject to performance targets that are unattained as of the potential award date shall be forfeited.

Notwithstanding anything to the contrary in this Agreement or any Non-Qualified Stock Option Agreement entered into between the Company and Executive with respect to either the 2006 or 2007 Options described above, if the Company’s cumulative earnings per share, determined from the Company’s audited financial statements for 2005, 2006 and 2007, are at least $5.15 per share, and Executive remains employed by the Company through December 31, 2007, any Options awarded to Executive under Sections 5.(b)(i) and (ii) shall be exercisable for 12 months following the expiration of this Agreement or Executive’s earlier termination of employment hereunder for any reason other than Cause.

(ii) 2007 Stock Options.

(A) Options to acquire up to 30,000 shares of the Company’s common stock may be granted to Executive based upon the extent to which performance goals established by the Compensation Committee of the Company’s Board of Directors, on the schedule specified in Section 5.(c)(i) hereof, are determined by that Compensation Committee to have been met.

(B) Determination of Attainment of Goals. Whether the goals for 2006 established in connection with potential option grants under Sections 5.(b)(ii) above have been attained will be determined by the Compensation Committee no later than the last day of the calendar month immediately preceding the expected date of the Company’s receipt of the signed report and opinion of the Company’s outside auditors regarding the Company’s 2006 financial statements. Under normal circumstances that date will be January 31, 2007.

(C) Term of Options. Options granted under this Section 5.(b)(ii) shall be granted for a term that begins on the Date of Grant and extends, assuming that no earlier forfeiture condition applies, through December 31, 2010.

(D) Option Price and Date of Grant. Options awarded pursuant to this Section 5.(b)(ii) will be granted, pursuant to the terms of the CDI Corp. 2004 Omnibus Stock Plan (the “2004 Omnibus Plan”) and a Non-Qualified Stock Option Agreement substantially in the form attached as Exhibit A hereto, within 10 days following the Company’s receipt of the signed report and opinion of the Company’s outside auditors regarding the Company’s 2006 financial statements, at an option price that is the average trading price of the Company’s common stock on the New York Stock Exchange on the date of the award or, if that date is not a trading day, the first trading day occurring after the date of the award.

(E) Unearned Options. Any options to be granted under this Section 5.(b)(ii) that are subject to unattained performance targets for 2006 shall be forfeited.

(F) Vesting. One-half of any options granted under this Section 5.(b)(ii) shall vest on September 30, 2007 and the final one-half will vest on September 30, 2008, provided that Executive is employed by the Company on each such date.

(iii) Restricted Stock Grants. Executive will be granted both time vesting and performance vesting restricted common stock of the Company on the following terms and conditions, provided, as specified above, that Executive remains employed by the Company under the terms of this Agreement on each relevant date:

(A) Time Vesting Grants. In each of 2006, 2007 and 2008, at the time Options granted under Sections 5.(b)(i) and (ii) are scheduled to be granted, Executive will be granted 5000 shares of the Company’s common stock, on terms and conditions substantially similar to those set forth in the Restricted Stock Agreement attached hereto as Exhibit B.

(B) Time Based Vesting Schedule. Restricted stock granted pursuant to subsection (A) immediately above will vest, assuming Executive remains employed by the Company on the relevant dates hereunder:

(1) 2006 Grant. One-third of the 2006 Restricted Shares will vest on each of September 30, 2006, September 30, 2007 and September 30, 2008.

(2) 2007 Grant. One-half of the 2007 Restricted Shares will vest on each of September 30, 2007 and September 30, 2008.

(3) 2008 Grant. The 2008 Restricted Shares will vest on September 30, 2008.

(C) Performance Based Vesting Grants. Restricted shares of the Company’s common stock will be granted to Executive in each of 2007 and 2008, assuming Executive’s continued employment on each relevant date under the terms of this Agreement, as follows:

(1) 2007 Grant. Provided that the Compensation Committee determines, based on the Company’s 2006 audited financial statements and such other performance targets as were established for 2006 by that Compensation Committee within the period specified in Section 5(c)(i), that the goals established for Executive for 2006 have been achieved, then at the same time as Options granted under Sections 5.(b)(i) and (ii) are scheduled to be granted, Executive will be granted 5000 shares of restricted common stock of the Company, under the 2004 Omnibus Plan and on terms and conditions substantially similar to those set forth in the Restricted Stock Agreement attached hereto as Exhibit B. Those restricted shares will vest, provided Executive continues to be employed on each relevant date under the terms of this Agreement, at the rate of 50% on September 30, 2007 and 50% on September 30, 2008.

(2) 2008 Grant. Provided that the Compensation Committee determines, based on the Company’s 2007 audited financial statements and such other performance targets as were established for 2007 by that Compensation Committee within the period specified in Section 5(c)(i), that the goals established for Executive for 2007 have been achieved, then at the same time as Options granted under Sections 5.(b)(i) and (ii) are scheduled to be granted, Executive will be granted 15,000 shares of restricted common stock of the Company, under the 2004 Omnibus Plan and on terms and conditions substantially similar to those set forth in the Restricted Stock Agreement attached hereto as Exhibit B. Those restricted shares will vest, provided Executive continues to be employed on that date under the terms of this Agreement, on September 30, 2008.

(c) Bonus Awards. Executive shall be eligible to receive bonus compensation during the Employment Period. The bonus award during Executive’s employment with the Company shall be determined as follows:

(i) Within a mutually agreeable time period before the beginning of each calendar year, Executive shall submit to the Board of Directors for its approval the Company’s operational plan, including a fiscal budget, for the next calendar year. The Compensation Committee, all of the voting members of which shall be outside directors as defined in regulations issued under §162(m) of the Internal Revenue Code of 1986, as amended, and the Executive shall establish mutually agreed goals each year based on the approved operational plan provided that (1) the Executive’s agreement to the goals proposed by the Compensation Committee shall not be unreasonably withheld and (2) at the time such goals are established, it is substantially uncertain whether they will be achieved.

(ii) The goals established by the Compensation Committee shall include a Target Goal, a Maximum Performance Goal, and such other Goals as the Committee shall determine to be appropriate. The extent to which those goals have been achieved for any year or portion thereof shall be determined by the Compensation Committee.

(iii) The bonus to be paid Executive upon attaining the Target Goal for any calendar year shall be 75% of the Executive’s Base Salary for that year and the Bonus to be paid to the Executive upon attaining the Maximum Performance Goal for any such year shall be 120% of Executive’s Base Salary for that year. An appropriately prorated portion, as determined by the Compensation Committee of the Bonus payable upon attainment of the Target Goal will be paid for any year in which the Executive’s performance does not attain the Target Goal, but attains at least the minimum level required for payment of a bonus under the Company’s Bonus Plan for key employees as in effect for the year in question. If the Executive’s performance for such year exceeds the Target Goal, but not the Maximum Performance Goal, the bonus payable to the Executive shall be appropriately prorated. In determining whether the Target Goal or the Maximum Performance Goal has been met in any year, the Committee shall give appropriate weight, in accordance with generally accepted accounting principles consistently applied, to the effect on those Targets, and the Executive’s ability to attain them, of strategic decisions, such as acquisitions, divestitures or other extraordinary transactions of similar magnitude.

(iv) Any of the Company’s financial results that are used to calculate bonuses under this Section 5(d) shall be taken only from the Company’s audited financial statements for the applicable year.

(v) All cash bonuses payable under this Section 5(d) shall be paid to Executive within two weeks after the delivery of audited financial statements to the Company for the prior calendar year or in the case of 2008, provided Executive’s employment ends because of the expiration of this Agreement, reviewed financial statements for the prior three calendar quarters. No bonuses will be paid to Executive, if Executive’s employment with the Company has terminated before the bonus has been paid, regardless of whether he would have been entitled to a bonus based on the Company’s financial results for the prior year, unless (A) the Company terminates Executive without Cause or the Executive terminates for Good Reason, both as defined in Section 7 or (B) the Executive’s termination is the result of the expiration of this Agreement in 2008 as provided in Section 3. In such case, the Executive shall be entitled to a pro-rated bonus for the year of termination based on the achievement of goals and the period of Executive’s actual performance.

(vi) By agreement between the Committee and the Executive, provided that the bonus to be paid Executive upon attaining the Target Goal for any calendar year shall be 75% of the Executive’s Base Salary for that year and the Bonus to be paid to the Executive upon attaining the Maximum Performance Goal for any such year shall be 120% of Executive’s Base Salary for that year, compliance with this Section 5(c) may be achieved through the Executive’s participation in the Company’s Bonus Program on terms and conditions substantially similar to those applicable to other senior executives of the Company.

(d) Employee Benefits. During the Employment Period, Executive shall be entitled to participate in all employee benefit plans and programs approved by the Board of Directors as the Company shall provide generally to other senior executive officers of the Company from time to time, other than any bonus plans.

(e) All payments to Executive or his estate made pursuant to this Agreement shall be subject to such withholding as may be required by any applicable laws.

SECTION 6. Expense Reimbursements.

During the Employment Period, the Company shall reimburse Executive for all reasonable and itemized out-of-pocket expenses incurred by Executive in the ordinary course of the Company’s business, provided such expenses are properly reported to the Company in accordance with its accounting procedures.

SECTION 7. Termination.

(a) The Employment Period may be terminated by either the Board on behalf of the Company or the Executive as provided in this Section 7(a). In addition to the scheduled expiration of the Employment Period set forth in Section 3, the Employment Period shall terminate upon the earliest to occur of the following:

(i) the Executive’s death or Disability;

(ii) the close of business on the day which is 30 days after delivery by the Company to Executive of written notice of the Company’s election to terminate Executive’s employment hereunder, for any reason whatsoever; or

(iii) the close of business on the day which is 30 days after the date on which the Executive shall have delivered to the Company written notice of Executive’s election to terminate Executive’s employment hereunder.

If either subsection (ii) or (iii) above applies, the Company may at its option, require that the Executive’s employment be terminated at any point within the 30 day notice period selected by the Company, provided that, if subsection (ii) applies, for purposes of all compensation and benefits hereunder, the Executive’s employment will be deemed to have terminated at the end of the notice period provided under subsection (ii).

(b) For purposes of this Agreement, “Disability” shall have the same meaning as “Total Disability” under the CDI Corporation Long Term Disability Benefits Program, or such other comparable program as may then be in effect that provides long term disability coverage to the Company’s management employees.

(c) For purposes of this Agreement, “Cause” means any one or more of the following bases for termination of Executive’s employment with the Company:

(i) Executive’s conviction of, or entry of a plea of either guilty or no contest to a charge of, commission of a felony or other crime involving moral turpitude;

(ii) Executive’s failure or refusal to satisfactorily perform such services as may be reasonably delegated or assigned to Executive, consistent with his position, by the Board of Directors; provided, however, that a termination under this Section 7(c)(ii) shall not be for Cause unless the Company provides written notice to Executive of its intention to terminate Executive for Cause under this Section 7(c)(ii), and Executive fails, to the reasonable satisfaction of the Company, to cure the defects stated in such written notice within ten days after the notice was given to Executive;

(iii) Executive’s willful misconduct or gross negligence in connection with the performance of his duties under this Agreement that materially adversely affects Executive’s ability to perform his duties for the Company or materially adversely affects the Company;

(iv) Executive’s material breach of any of the terms or conditions of this Agreement;

(d) Following any termination of Executive’s employment hereunder, all obligations of the Company under this Agreement shall terminate except (i) any obligations with respect to the payment of accrued and unpaid salary or expense reimbursements under Sections 5 or 6 hereof through the date of Executive’s termination of employment hereunder or any severance specifically provided under Section 7(e) or 7(g) as applicable. The termination of the Company’s obligations under this Agreement shall not, however, affect any obligations to Executive under any Company benefit plans or other agreements that, by their terms, survive, or provide for benefits following, Executive’s termination of employment.

(e) In the event of any termination of Executive’s employment by the Company other than for Cause or by Executive for Good Reason, as hereinafter defined, the Company shall continue to pay Executive his Base Salary in the same intervals and amounts that were in effect immediately prior to termination, until the expiration of the Severance Period, as defined below. The “Severance Period” shall be the lesser of the remaining Employment Period or 12 months. During the Severance Period, and provided that the Executive continues to make any required payments as in effect immediately before Executive’s termination of employment, the Company shall continue to pay for medical benefit plans and programs for Executive comparable to those in which Executive participated and for which the Company paid immediately prior to Executive’s termination (except to the extent Executive receives comparable benefits from another employer). Notwithstanding the above, no amounts shall be paid or become payable to Executive during the Severance Period until Executive has executed a valid release and waiver of all claims and potential claims against the Company and other related parties in a form that is reasonably satisfactory to the Company, and any required waiting period under such release and waiver has expired and Executive has not revoked the release during such waiting period.

(i) “Good Reason” exists if the Executive voluntarily terminates employment with the Company, including following a Change in Control, as hereinafter defined, because (A) Executive is assigned duties that are demeaning or otherwise materially inconsistent with the position and duties described in Section 2 hereof, (B) Executive’s place of employment with the Company is moved outside the Philadelphia metropolitan area or, following a Change in Control (C) Executive’s title is changed or (D) Executive’s principal place of employment is relocated by more than 50 miles. Before the Executive terminates for Good Reason, he must notify the Company in writing, within 30 days of the event or occurrence giving rise to “Good Reason,” of his intention to terminate and the Company shall have 15 days after receiving such written notice to remedy the situation, if possible.

(ii) “Change in Control” shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d) of the Act), other than (1) the Company, (2) any “person” who on the date hereof is a director or officer of the Company, (3) any “person” who on the date hereof is the beneficial owner of 5% or more of the voting power of the Company’s outstanding securities or an affiliate of any such person or (4) a trust established under an employee benefit plan for employees of the Company of its subsidiaries, is or becomes the “beneficial owner,” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(iii) Any termination by the Company or by Executive of Executive’s employment hereunder shall be communicated by written notice.

(f) Except as provided in (g) below, any severance compensation granted in this Section 7 shall be the sole and exclusive compensation or benefit due to Executive upon termination of Executive’s employment.

(g) If within one year following a Change in Control Executive’s employment is terminated by the Company for any reason other than Cause, or if Executive’s Employment is terminated by the Executive for Good Reason following a Change in Control, then, in addition to any other benefits, including pursuant to option agreements and employee benefit plans, to which Executive may be entitled following such a Change in Control, the Executive shall be entitled to, in lieu of payments under Section 7(e), the maximum amount of additional cash compensation that can be paid to the Executive without the imposition on such payments of any excise tax under section 4999 of the Code or any loss of deduction by the Company under section 280G of the Code taking into account in such calculation the accelerated vesting of Restricted Stock and Stock Options, provided under Exhibits A and B. If it shall be finally determined that payments in excess of those limits have been made to the Executive, such payments shall be considered to have been a loan to the Executive by the Company and shall be repaid, with interest at the short term annual rate established under section 1274 of the code, upon demand by the Company.

SECTION 8. Representations, Warranties and Acknowledgments of Executive.

(a) Executive represents and warrants that his experience and capabilities are such that the provisions of Section 9 will not prevent him from earning his livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Executive were to use his ability and knowledge in competition with the Company or to otherwise breach the obligations contained in Section 9.

(b) Executive acknowledges that (i) during the term of Executive’s employment with the Company, Executive will continue to have access to Confidential Information; (ii) such Confidential Information is proprietary, material and important to the Company and its non-disclosure is essential to the effective and successful conduct of the Company’s business; (iii) the Company’s business, its customers’ business and the businesses of other companies with which the Company may have commercial relationships could be damaged by the unauthorized use or disclosure of this Confidential Information; and (iv) it is essential to the protection of the Company’s goodwill and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret, and that Executive not disclose the Confidential Information to others or use the Confidential Information to Executive’s advantage or the advantage of others.

(c) Executive acknowledges that as the Company’s Chief Executive Officer and President, Executive will be put in a position of trust and confidence and have access to Confidential Information, will supervise the operations and employees of the Company, will continue to be in contact with customers and prospective customers, will participate in the preparation and submission of bids and proposals to customers and prospective customers, and will be responsible for the formulation and implementation of the Company’s strategic plans.

(d) Executive acknowledges that as the Company’s Chief Executive, it is essential for the Company’s protection that Executive be restrained following the termination of Executive’s employment with the Company from soliciting or inducing any of the Company’s officers and management employees to leave the Company’s employ, hiring or attempting to hire any of the Company’s officers or management employees, soliciting the Company’s customers and suppliers for a competitive purpose, and competing against the Company for a reasonable period of time.

(e) Executive represents and warrants that Executive is not bound by any other agreement, written or oral, which would preclude Executive from fulfilling all the obligations, duties and covenants in this Agreement. Executive also represents and warrants that Executive will not use, in connection with his employment under this Agreement, any materials which may be construed to be confidential to a prior employer or other persons or entities. In the event of a breach of this Section 8 which results in damage to the Company, Executive will indemnify and hold the Company harmless with respect to such damage.

References in this Section 8 to the Company shall include the Company, its subsidiaries, divisions and affiliates.

SECTION 9. Executive’s Covenants and Agreements.

(a) Executive agrees to maintain full and complete records of all transactions and of all services performed by Executive on behalf of the Company and to submit this information to the Company in the manner and at the times that the Company may, from time to time, direct.

(b) Executive agrees to devote Executive’s entire productive time, ability and attention to the Company’s business during the term of this Agreement. Executive further agrees not to, directly or indirectly, render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the Company’s prior written consent.

(c) Executive agrees to abide by and comply with all personnel and company practices and policies applicable to Executive.

(d) Executive shall promptly and completely disclose to the Company and the Company or its customers will own all rights, title and interest to any Inventions made, recorded, written, first reduced to practice, discovered, developed, conceived, authored or obtained by Executive, alone or jointly with others, during the term of Executive’s employment with the Company (whether or not such Inventions are made, recorded, written, first reduced to practice, discovered, developed, conceived, authored or obtained during working hours) and for one year after termination of Executive’s employment with the Company. Executive agrees to take all such action during the term of Executive’s employment with the Company or at any time thereafter as may be necessary, desirable or convenient to assist the Company or its customers in securing patents, copyright registrations, or other proprietary rights in such Inventions and in defending and enforcing the Company’s or such customer’s rights to such Inventions, including without limitation the execution and delivery of any instruments of assignments or transfer, affidavits, and other documents, as the Company or its customers may request from time to time to confirm the Company’s or its customers’ ownership of the Inventions. Executive represents and warrants that as of the date hereof there are no works, software, inventions, discoveries or improvements (other than those included in a copyright or patent of application therefor) which were recorded, written, conceived, invented, made or discovered by Executive before entering into this Agreement and which Executive desires to be removed from the provisions of this Agreement.

(e) For purposes of this Agreement, “Inventions” means concepts, developments, innovations, inventions, information, techniques, ideas, discoveries, designs, processes, procedures, improvements, enhancements, modifications (whether or not patentable), including, but not limited to, those relating to hardware, software, languages, models, algorithms and other computer system components, and writings, manuals, diagrams, drawings, data, computer programs, compilations and pictorial representations and other works (whether or not copyrightable). Inventions does not include those which are made, developed, conceived, authored or obtained by Executive without the use of the Company’s resources and which do not relate to any of the Company’s past, present or prospective activities.

(f) During and after the term of Executive’s employment with the Company, Executive will hold all of the Confidential Information in the strictest confidence and will not use any Confidential Information for any purpose and will not publish, disseminate, disclose or otherwise make any Confidential Information available to any third party, except as may be required in connection with the performance of Executive’s duties hereunder.

(g) For purposes of this Agreement, “Confidential Information” means all information, data, know-how, systems and procedures of a technical, sensitive or confidential nature in any form relating to the Company or its customers, including without limitation about Inventions, all business and marketing plans, marketing and financial information, pricing, profit margin, cost and sales information, operations information, forms, contracts, bids, agreements, legal matters, unpublished written materials, names and addresses of customers and prospective customers, systems for recruitment, contractual arrangements, market research data, information about employees, suppliers and other companies with which the Company has a commercial relationship, plans, methods, concepts, computer programs or software in various stages of development, passwords, source code listings and object code.

(h) All files, records, reports, programs, manuals, notes, sketches, drawings, diagrams, prototypes, memoranda, tapes, discs, and other documentation, records and materials in any form that in any way incorporate, embody or reflect any Confidential Information or Inventions will belong exclusively to the Company and its customers and Executive will not remove from the Company’s or its customers’ premises any such items under any circumstances without the prior written consent of the party owning such item. Executive will deliver to the Company all copies of such materials in Executive’s control upon the Company’s request or upon termination of Executive’s employment with the Company and, if requested by the Company, will state in writing that all such materials were returned.

(i) For (1) the greater of two years, or until the Employment Period under Section 3 is scheduled to expire if Executive’s employment is terminated by the Company for Cause or by the Executive, other than for Good Reason or (2) for the Severance Period if Executive’s employment is terminated by the Company for reasons other than Cause, or is terminated by the Executive for Good Reason, Executive agrees not to:

(i) own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing or control of, or be connected, directly or indirectly, as proprietor, partner, shareholder, director, officer, executive, employee, agent, creditor, consultant, independent contractor, joint venturer, investor, representative, trustee or in any other capacity or manner whatsoever with, any entity that engages or intends to engage in any Competing Business anywhere in the world. “Competing Business” means any business or other enterprise which engages in providing engineering and information technology outsourcing solutions and professional services, specialized staffing and permanent placement services, and franchise services, all as more fully described in the Company’s SEC Form 10-K filed for the Company’s fiscal year ended December 31, 2004; and

(ii) directly or indirectly, solicit, interfere with or attempt to entice away from the Company, any officer or management employees of the Company or anyone who was one of the Company’s officers or management employees within 12 months prior to such contact, solicitation, interference or enticement; and

(iii) contact, solicit, interfere with or attempt to entice away from the Company, any customer on behalf of a Competing Business.

References in this Section 9 to the Company shall include the Company, its subsidiaries, divisions and affiliates.

SECTION 10. Remedies.

Executive acknowledges that his promised services hereunder are of a special, unique, unusual, extraordinary and intellectual character, which give them peculiar value the loss of which cannot be reasonably or adequately compensated in an action of law, and that, in the event there is a breach hereof by Executive, the Company will suffer irreparable harm, the amount of which will be impossible to ascertain. Accordingly, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Executive from committing any act in breach of this Agreement. The remedies granted to the Company in this Agreement are cumulative and are in addition to remedies otherwise available to the Company at law or in equity. If the Company is obliged to resort to the courts for the enforcement of any of the covenants of Executive contained in Section 9 hereof, each such covenant shall be extended for a period of time equal to the period of such breach, if any, which extension shall commence on the later of (i) the date on which the original (unextended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

SECTION 11. Waiver of Breach.

The waiver by the Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any other or subsequent breach by Executive of such or any other provision. No delay or omission by the Company or Executive in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or Executive from time to time and as often as may be deemed expedient or necessary by the Company or Executive in its or his sole discretion.

SECTION 12. Notices.

All notices required or permitted hereunder shall be made in writing by hand-delivery, certified or registered first-class mail, or air courier guaranteeing overnight delivery to the other party at the following addresses:

To the Company:

CDI Corp.

3500 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Attention: Board of Directors

with a required copy to:

CDI Corp.

3500 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Attention: General Counsel

To Executive:

Roger Ballou

261 South 4th Street

Philadelphia, PA 19106

or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; on the third day next succeeding the date of mailing if sent by certified or registered first-class mail; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

SECTION 13. Severability.

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

SECTION 14. Governing Law; Exclusive Choice of Forum.

The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflicts of law provisions thereof. The parties hereby submit to the exclusive jurisdiction of, and waive any venue objections against, the United States District Court for the Eastern District of

Pennsylvania and the state and local courts of the Commonwealth of Pennsylvania, Philadelphia County, for any litigation arising out of this Agreement.

SECTION 15. Binding Effect and Assignability.

The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns. Executive’s rights under this Agreement shall not, in any voluntary or involuntary manner, be assignable and may not be pledged or hypothecated without the prior written consent of the Company.

SECTION 16. Counterparts; Section Headings.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.

SECTION 17. Survival.

Notwithstanding the termination of this Agreement or Executive’s employment hereunder for any reason, Sections 8, 9, 10, 13, 14 and 17 hereof shall survive any such termination.

SECTION 18. Entire Agreement.

This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and, except as specified herein, replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto, provided that, those provisions of the 2001 Employment Agreement that explicitly apply after the expiration date of that Agreement, the Non-Qualified Stock Option Agreement between the parties hereto dated October 1, 2001 and the Restricted Stock Agreement between the parties hereto, also dated October 1, 2001, shall remain in effect in accordance with their terms. This Agreement may only be modified by an agreement in writing executed by both Executive and the Company.

SECTION 19. Counsel.

Executive acknowledges that he has been advised to consult with counsel concerning this Agreement, has had ample opportunity to consult with counsel of his own selection and has so consulted to the extent Executive determined to be necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Agreement this 11th day of August, 2005 effective as of the date and year first written above.

COMPANY:

CDI CORP.

By:	/s/ WALTER R. GARRISON
Walter R. Garrison,
Chairman of the Board

EXECUTIVE:

/s/ ROGER H. BALLOU
Roger H. Ballou

(EXHIBIT A)

CDI CORP.

NON-QUALIFIED STOCK OPTION AGREEMENT

SECTION 1. Grant of Option.

The CDI Corp. Board of Directors’ Stock Option Committee, pursuant to the authority granted to it under the CDI Corp. 2004 Omnibus Stock Plan, as amended (the “Plan”) hereby grants to Roger Ballou (the “Optionee”) an option (the “Option” when reference is made to the right to purchase some or all of the Shares) to purchase                              shares of CDI Corp. common stock (the “Shares” when reference is made to all or a portion of the shares subject to the Option), according to the terms and conditions set forth herein and in the Plan.

SECTION 2. Other Definitions.

(a) “Board” means the board of directors of the Company.

(b) “Cause” means termination of Optionee’s employment with the Company resulting from any one or more of the following events:

(i) Optionee’s conviction of, or entry of a plea of either guilty or no contest to a charge of, commission of a felony or other crime involving moral turpitude;

(ii) Optionee’s refusal to perform such services as may be reasonably delegated or assigned to Optionee, consistent with his position, by the Board of Directors; provided, however, that a termination under this Section 2(b)(ii) shall not be for Cause unless the Company provides written notice to Optionee of its intention to terminate Optionee for Cause under this Section 2(b)(ii), and Optionee fails, to the reasonable satisfaction of the Company, to cure the defects stated in such written notice within ten days after the notice was given to Optionee;

(iii) Optionee’s willful misconduct or gross negligence in connection with the performance of his duties under his Employment Agreement with the Company dated October 1, 2005 (the “Employment Agreement”) that materially adversely affects Optionee’s ability to perform his duties for the Company or materially adversely affects the Company;

(iv) Optionee’s material breach of any of the terms or conditions of the Employment Agreement;

(v) receipt of notice from Optionee of Optionee’s intention to terminate his employment with the Company other than for Good Reason; or

(vi) receipt of reliable information from another source of Optionee’s intention to terminate his employment with the Company other than for Good Reason, unless Optionee delivers a written statement to Company providing that he does not intend to terminate his employment with the Company as long as such statement is delivered to the Company no later than 48 hours after the Company has asked Optionee whether its information regarding his intended termination is accurate.

(c) “Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), provided, that, without limitation, such a change in control shall be deemed to have occurred if any “person” (as such term is used in Sections 13(d) and 14(d) of the Act), other than (1) the Company, (2) any “person” who on the date hereof is a director or officer of the Company, (3) any “person” who on the date hereof is the beneficial owner of 5% or more of the voting power of the Company’s outstanding securities or an affiliate of any such person or (4) a trust established under an employee benefit plan for employees of the Company of its subsidiaries, is or becomes the “beneficial owner,” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(d) “Committee” means the Compensation Committee of the Board.

(e) “Company” means CDI Corp.

(f) “Date of Exercise” means the date on which the written notice required by Section 8 below is received by the Treasurer of the Company.

(g) “Date of Grant” means                             , the date on which the Option is awarded pursuant to the Plan and this Agreement.

(h) “Disability” shall have the same meaning as “Total Disability” under the CDI Corporation Long Term Disability Benefits Program, or such other comparable program as may then be in effect that provides long term disability coverage to the Company’s management employees.

(i) “Fair Market Value” of a share of Stock means the average price of actual sales of shares on the New York Stock Exchange on a given date.

(j) “Good Reason” exists if the Optionee voluntarily terminates employment with the Company, including following a Change in Control because (i) the Optionee is assigned duties that are demeaning or otherwise materially inconsistent with the duties currently performed by the Optionee, (ii) the Optionee’s place of employment with the Company is moved outside the Philadelphia metropolitan area or, following a Change in Control (iii) Executive’s title is changed, or (iv) Executive’s principal place of employment is relocated by more than 50 miles. Before the Optionee terminates for Good Reason, he must notify the Company in writing of his intention to terminate and the Company shall have 15 days after receiving such written notice to remedy the situation, if possible.

(k) “Option Price” means $            , representing the Fair Market Value of a share of Stock on the Date of Grant or if the Date of Grant is not a trading day on the New York Stock Exchange, on the next following trading day.

(l) “Stock” means the Company’s common stock, par value $.10 per share.

(m) “Termination Date” means the earliest of:

(i) the date on which Optionee’s employment with the Company terminates if such termination is by the Company for Cause or by Optionee without Good Reason;

(ii) in the event of termination of Optionee’s employment by the Company without Cause or by Optionee for Good Reason, the date two weeks after the date of such termination;

(iii) in the event of the death or Disability of the Optionee, the date six months after the date of the Optionee’s death or Disability; or

(iv) 12:00 a.m. September 30, 2011.

SECTION 3. Time of Exercise.

No Option granted under this Agreement shall be exercisable with respect to any Shares unless the Option has vested with respect to such Shares in accordance with Section 4or 5 hereof. If vested, the Option may be exercised at any time after vesting until the Termination Date in whole or in part.

SECTION 4. Option Vesting.

Subject to the accelerated vesting provisions of Section 5 hereof, and provided that Executive is then employed by the Company under the terms of the Employment Agreement, the Option granted hereby will vest:

[For 2006 Options: At the rate of one-third on September 30, 2006, one third on September 30, 2007 and the remaining one third on September 30, 2008] or

[For 2007 Options: At the rate of 50% on September 30, 2007 and 50% on September 30, 2008.]

Notwithstanding the foregoing, if the percentage(s) specified above would result in vesting an Option with respect to a fractional number of shares, the number of shares subject to that percentage of the total Option grant will be rounded down for the first installment(s) and up for the final installment to avoid fractional vesting.

SECTION 5. Accelerated Vesting.

In addition to the vesting provisions above, the Option Vesting shall be accelerated by one year following a Change in Control of the Company, or termination of the Optionee’s employment by the Company without Cause or by the Optionee for Good Reason.

SECTION 6. Payment for Shares by the Optionee.

Full payment for Shares purchased upon the exercise of the Option shall be made by check or bank draft or by any other method allowed by the Plan, on the terms and conditions specified in the Plan.

SECTION 7. Nontransferability of Option.

The Option may not be transferred, in whole or in part, except by will or the applicable laws of descent and distribution. The Option may not be exercised by any person other than the Optionee or, in the case of the Optionee’s death, by the person to whom the Optionee’s rights have passed by will or by the applicable laws of descent and distribution.

SECTION 8. Manner of Exercise.

The Option shall be exercised by giving written notice of exercise to the Company’s Treasurer, at 1717 Arch St., 35th Floor, Philadelphia, Pennsylvania 19103-2768. Such notice must state the number of Shares as to which the Option is exercised. Each such notice shall be irrevocable once given. Notice of exercise must be accompanied by full payment in accordance with Section 8.

SECTION 9. Securities Laws.

The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that all options granted under the Plan, and the exercise thereof, satisfy Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the Option.

SECTION 10. Issuance of Certificates; Payment of Taxes.

(a) The Option can only be exercised as to whole shares of Stock. Upon exercise of the Option and payment of the Option Price, a certificate for the number of shares of Stock purchased through the exercise will be issued and delivered by the Company to the Optionee, provided that unless otherwise satisfied by the method of payment determined under the Plan and Section 8, the Optionee has remitted to the Company an amount, determined by the Company, sufficient to satisfy the applicable requirements to withhold federal, state, and local taxes, or made other arrangements with the Company for the satisfaction of such withholding requirements.

(b) Subject to the provisions of Section 10 above, the Company may also condition delivery of certificates for shares of Stock upon the prior receipt from the Optionee of any undertakings that it determines are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

SECTION 11. Rights Prior to Issuance of Certificates.

Neither the Optionee nor the person to whom the Optionee’s rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of Stock issuable upon exercise of the Option until the date of issuance to the Optionee of a certificate for such shares as provided in Section 11 above.

SECTION 12. Option Not to Affect Relationship with Company.

The Option shall not confer upon the Optionee any right to continue in the employ or service of the Company.

SECTION 13. Adjustment for Capital Changes.

In case the number of outstanding shares of the Company’s capital stock is changed as a result of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar corporate change, the Board shall make an appropriate adjustment in the aggregate number of Shares subject to, and the Option Price of, any then outstanding Option.

SECTION 14. Interpretation.

The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

Intending to be legally bound, the parties have executed this Agreement effective as of the Date of Grant.

For the Compensation Committee of the Board of Directors of CDI Corp.	OPTIONEE

By:
Roger Ballou

(EXHIBIT B)

CDI CORP.

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (the “Agreement”) is entered into as of this          day of                             , 200 , between CDI Corp., a Pennsylvania corporation (the “Company”), and Roger Ballou (“Executive”).

SECTION 1. Grant of Restricted Stock.

The Company hereby grants to Executive          shares of the Company’s common stock par value $.10 per share plus the Additional Restricted Stock awarded pursuant to Section 5(b)(iii) of the Employment Agreement between the Company and the Executive dated                             , 2005 (the “Employment Agreement”), subject to restrictions set forth herein. The Company, following the execution of this Agreement, will issue or transfer          shares of the Company’s common stock (“Stock”) to Executive. The Stock shall consist of          certificates of          shares each and          certificates each representing         %, adjusted so that no certificate represents any fractional share registered in Executive’s name (the “Certificates”), subject to the restrictions set forth herein.

SECTION 2. Custody of Stock.

The Company will deliver the Certificates to the Secretary of the Company (“Secretary”), to be held in escrow in accordance with the terms of this Agreement. Simultaneously with the delivery of the Certificates, Executive will sign and deliver to the Secretary an undated stock power with respect to each of the Certificates, authorizing the Secretary to transfer title to each Certificate to the Company, in the event that Executive forfeits all or a portion of the Stock in accordance with the terms of this Agreement.

SECTION 3. Rights to Vote Stock.

Executive will be considered a shareholder with respect to the escrowed Stock and will have all corresponding rights, including the right to vote the Stock and to receive all dividends and other distributions with respect to the Stock that is vested hereunder except that Executive will have no right to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any escrowed Stock, and Executive’s rights in the escrowed Stock will be subject to forfeiture as provided in Section 5 of this Agreement. Dividends and other distributions with respect to unvested Stock will be accumulated on the Company’s books and paid to the Executive, or forfeited, as the underlying Stock is paid or forfeited.

SECTION 4. Vesting of Restricted Stock.

(a) Executive will vest, if at all, in all grants of Restricted shares of Stock at the rate of         % per year beginning September         ,          and each anniversary thereof. If Executive is terminated as a result of Executive’s death or Disability, Executive shall continue to vest in the Restricted Stock for the duration of the Severance Period, as such term is defined in the Employment Agreement. If Executive’s employment with the Company terminates for any other reason than as specified in the immediately preceding sentence, then unless subsection (b) below applies, none of the unvested Restricted Stock shall ever vest and such shares shall be forfeited to the Company as of the date that Executive’s employment with the Company terminates. For all shares of Stock in which Executive becomes vested, the escrow will terminate and the Secretary will deliver the stock certificates to Executive as soon as practicable after such shares vest.

(b) Acceleration of Vesting - Notwithstanding the above, if the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, as such terms are defined in the Employment Agreement or upon a Change in Control (as defined in the Employment Agreement), the vesting schedule of all shares of Restricted Stock that would vest within the next year shall be accelerated and all such shares will immediately vest.

SECTION 5. Forfeiture of Stock.

Executive shall forfeit all remaining escrowed Stock upon the termination of his service as an employee of the Company for any reason other than (1) termination of his service by the Company without Cause or (2) a termination by the Executive for Good Reason, both as defined in the Employment Agreement, or upon any attempt by Executive to sell, exchange, transfer, pledge, hypothecate or otherwise dispose or encumber any of the escrowed Stock.

SECTION 6. Restriction on Transfer Rights of Shares.

Whenever shares of Stock vest under this Agreement or the Employment Agreement, one-half of those shares of Stock may not be sold or transferred until the second anniversary of their respective vesting date, and the other half may be sold or transferred at any time on or after their respective vesting date. With respect to any shares of Stock the sale or transfer of which is restricted under this Section 6, Executive may not engage in any transaction designed to provide him with substantially the same economic benefit of a sale of any shares of Stock so restricted, such as a short sale or a sale of a put option. Certificates representing any shares of Stock so restricted will be inscribed with an appropriate legend prohibiting such transfer. Notwithstanding the foregoing, the restrictions on transfer of this Section 6 shall not apply in the event of a Change in Control, as

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defined in the Employment Agreement; in such event the Executive shall have the right to dispose of any vested shares of Stock without regard to this Section 6.

SECTION 7. Compliance with Laws.

All shares of Stock issued to Executive or his personal representative shall be transferred in accordance with all applicable laws, regulations or listing requirements of any national securities exchange, and the Company may take all actions necessary or appropriate to comply with such requirements including, without limitation, withholding federal income and other taxes with respect to such Stock; restricting (by legend or otherwise) such Stock as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, which restrictions shall continue to apply after the delivery of certificates for the Stock to Executive or his personal representative; and postponing the issuance or delivery of any Stock. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated to issue or deliver any Stock if such action violates any provision of any law or regulation of any governmental authority or any national securities exchange. If by reason of any such law or regulation, it appears substantially unlikely that Stock to which the Executive is entitled hereunder will be issuable within the reasonably foreseeable future, for reasons other than conduct on the part of the Executive that would constitute Cause, as defined in the Employment Agreement for termination of the Executive’s employment, the Company and the Executive will negotiate in good faith an alternate method to deliver equivalent value, determined when such Stock would otherwise have been delivered, to the Executive.

SECTION 8. Agreement Not to Affect Relationship with Company.

This Agreement shall not confer upon Executive any right to continue in the employ or service of the Company.

SECTION 9. Adjustment for Capital Changes.

The number of shares of Stock subject to this Agreement shall be appropriately adjusted in the event of a stock split, stock dividend, recapitalization, or other capital change of the Company.

SECTION 10. Interpretation.

The Company shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first written above.

Company:

CDI CORP.

By:

EXECUTIVE:

Roger Ballou

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